Exhibit 2




                       AMENDED AND RESTATED BY-LAWS
                                    OF
                                 GMO TRUST

                                 ARTICLE I

                         Agreement and Declaration
                       of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of GMO Trust (the "Trust"), the Massachu-setts business trust established by the Declaration of Trust.

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.


                                 ARTICLE 2

                           Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

2.2 Special Meetings. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President-Domestic or the Trea-surer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

2.3 Notice. It shall be sufficient notice to a Trustee of a special meet-ing to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the pur-poses of the meeting.

2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Action by Vote. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is ex-pressly required by law, by the Declaration of Trust or by these By-Laws.

2.6 Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written con-sents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trust-ees.

2.7 Presence through Communications Equipment. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a con-ference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.


                                 ARTICLE 3

                                 Officers

3.1 Enumeration: Qualification. The officers of the Trust shall be a President-Domestic, a President-International, a Treasurer, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trust-ees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he shall be a Trustee and may but need not be a Shareholder; and any other officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.

3.2 Election and Tenure. The President-Domestic, the President-International, the Treasurer, the Clerk and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his successor is elected or quali-fied, or until he sooner dies, resigns, is removed or becomes disquali-fied. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.


3.3 Powers. Subject to the other provisions of these By-Laws, in addition to the duties and powers set forth herein and in the Declaration of Trust and in addition to such duties and powers as may be determined by the Trustees, the President-Domestic shall have such duties and powers with respect to the GMO Core Fund, the GMO Growth Allocation Fund, the GMO Value Allocation Fund, the GMO Core II Secondaries Fund, the GMO Fundamen- tal Value Fund, the GMO Tobacco-Free Core Fund, the Pelican Fund, the GMO Short-Term Income Fund, the GMO U.S. Sector Allocation Fund, the GMO Con- servative Equity Fund, the GMO REIT Fund and the GMO Domestic Bond Fund of the Trust as are commonly incident to the President of a Massachusetts business corporation as if the GMO Core Fund, the GMO Growth Allocation Fund, the GMO Value Allocation Fund, the GMO Core II Secondaries Fund, the GMO Fundamental Value Fund, the GMO Tobacco-Free Core Fund, the Pelican Fund, the GMO Short-Term Income Fund, the GMO U.S. Sector Allocation Fund, the GMO Conservative Equity Fund, the GMO REIT Fund and the GMO Domestic Bond Fund were each organized as a separate Massachusetts business corpo- ration; the President-International shall have such duties and powers with respect to the GMO International Core Fund, the GMO International Small Companies Fund, the GMO International Bond Fund, the GMO Currency Hedged International Bond Fund, the GMO Global Bond Fund, the GMO Japan Fund, the GMO Emerging Markets Fund, the GMO Currency Hedged International Core Fund, the GMO Foreign Fund, the GMO Emerging Country Debt Fund, the GMO Core Emerging Country Debt Fund and the GMO Global Hedged Equity Fund as are commonly incident to the president of a Massachusetts business cor- poration as if the GMO International Core Fund, the GMO International Small Companies Fund, the GMO International Bond Fund, the GMO Currency Hedged International Bond Fund, the GMO Global Bond Fund, the GMO Japan Fund, the GMO Emerging Markets Fund, the GMO Currency Hedged International Core Fund, the GMO Foreign Fund, the GMO Emerging Country Debt Fund, the GMO Core Emerging Country Debt Fund and the GMO Global Hedged Equity Fund were each organized as a separate Massachusetts business corporation; and each other officer shall have such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were orga- nized as a Massachusetts business corporation. Notwithstanding any powers granted to the President- International, to the extent required in the particular circumstances, the President-Domestic shall have such powers with respect to the Trust as a whole as are commonly incident to the pres- ident of a Massachusetts business corporation as if the Trust were orga- nized as a Massachusetts business corporation.


3.4 Presidents and Vice Presidents. The President-Domestic and the President-International shall each have duties and powers specified in these By-Laws and shall have such other duties and powers as may be deter-mined by the Trustees.

Any Vice President shall have duties and powers as shall be designated from time to time by the Trustees.

3.5 Chief Executive Officer. The Chief Executive Officer of the Trust shall be the Chairman of the Board, if any, the President-Domestic or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the busi-ness of the Trust and, unless there is a Chairman of the Board, or except as the Trustees (or the Chairman of the Board if the Trustees do not act) shall otherwise determine, preside at all meetings of the stockholders and of the Trustees. If no such designation is made, the President-Domestic shall be the Chief Executive Officer.

3.6 Chairman of the Board. If a Chairman of the Board of Trustees is elected, he shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. The Chairman of the Board shall, unless the Trustees (or the Chairman of the Board if the Trustees do not act) shall otherwise deter-mine, preside at all meetings of the stockholders and of the Trustees.

3.7 Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declara-tion of Trust and to any arrangement made by the Trustees with a custo-dian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and pow-ers as may be designated from time to time by the Trustees or by the Chief Executive Officer.

3.8 Clerk. The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees, an assistant Clerk, or it there be none or if he is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9 Resignations and Removals. Any officer may resign at any time by writ-ten instrument signed by him and delivered to the President-Domestic or the Clerk or to a meeting of the Trustees. Such resignation shall be ef-fective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no of-ficer resigning and no officer removed shall have nay right to any compen-sation for any period following his resignation or removal, or any right to damages on account of such removal.


                                 ARTICLE 4

                              Indemnification

4.1 Trustees, Officers, etc. The Trust shall indemnify each of its Trust-ees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter re-ferred to as a "Covered Person") against all liabilities and expenses, in-cluding but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or there-after, by reason of any alleged act or omission as a Trustee or officer or by reason of his being or having been such a Trustee or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Per-son's action was in the best interest of the Trust and except that no Cov-ered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Trust if it is ultimately de-termined that indemnification of such expenses is not authorized under this Article.

4.2 Compromise Payment. As to any matter disposed of by a compromise pay-ment by any such Covered Person referred to in Section 4.1 above, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Trust, after notice that it involved such indemnification, (a) by a disinterested majority of the Trustees then in office; (b) by a majority of the disinterested Trustees then in office; or (c) by any disinterested person or persons to whom the question may be referred by the Trustees, provided that in the case of ap-proval pursuant to clause (b) or (c) there has been obtained an opinion in writing of independent legal counsel to the effect that such Covered Per-son appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust and that such indem-nification would not protect such person against any liability to the Trust or its Shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of office; or (d) by vote of Shareholders holding a majority of the Shares entitled to vote thereon, exclusive of any Shares beneficially owned by any interested Covered Per-son. Approval by the Trustees pursuant to clause (a) or (b) or by any dis-interested person or persons pursuant to clause (c) of this Section shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnifica-tion if such Covered Person is subsequently adjudicated by a court of com-petent jurisdiction not to have acted in good faith in the reasonable be-lief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.


4.3 Indemnification Not Exclusive. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article 4, the term "Covered Person" shall include such person's heirs, executors and adminis-trators; an "interested Covered Person" is one against whom the action, suit or other proceeding in question or another action, suit or other pro-ceeding on the same or similar grounds is then or has been pending; and a "disinterested Trustee" or "disinterested person" is a Trustee or a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.


                                 ARTICLE 5

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desir-able or as may from time to time be required by the Trustees.


                                 ARTICLE 6

                                Fiscal Year

6.1 General. Except as from time to time otherwise provided by the Trust-ees, the initial fiscal year of the Trust shall end on such date as is de-termined in advance or in arrears.


                                 ARTICLE 7

                                   Seal

7.1 General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise re-quired by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.


                                 ARTICLE 8

                            Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes drafts and other obligations and all registration statements and amend-ments thereto and all applications and amendments thereto to the Securi-ties and Exchange Commission shall be signed by the Chairman, if any, the President-Domestic, the President- International, any Vice President or the Treasurer or any of such other officers or agents as shall be desig-nated for that purpose by a vote of the Trustees.


                                 ARTICLE 9

                        Provisions Relating to the
                      Conduct of the Trust's Business

9.1 Certain Definitions. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more partner-ships, corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares of any class or series issued by the Trust shall be of-fered and sold by such Distributor. "Adviser" shall mean any partnership, corporation, firm or association which may at the time have an advisory or management contract with the Trust.

9.2 Limitation on Dealings with Officers or Trustees. The Trust will not lend any of its assets to the Distributor or Adviser or to any officer or director of the Distributor or Adviser or any officer or Trustee of the Trust and shall not permit any officer or Trustee or any officer or direc-tor of the Distributor or Adviser, to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Adviser from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Adviser; (b) a purchase or sale of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 and does not involve any commission or profit to any securities dealer who is, or one or more of whose part-ners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser; (c) employ-ment of legal counsel, registrars, transfer agents, shareholder servicing agents, dividend disbursing agents or custodians who are or any one of which has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Adviser if only customary fees are charged for services to the Trust; (d) sharing of statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Ad-viser is an officer or director or otherwise financially interested.

9.3 Limitation on Dealing in Securities of the Trust by Certain Officers, Trustees, Distributor or Adviser. Neither the Distributor or Adviser, nor any officer or Trustee of the Trust or officer, director or partner of the Distributor or Adviser shall take long or short positions in securities issued by the Trust; provided, however, that:

(a) The Distributor may purchase from the Trust and otherwise deal in shares issued by the Trust pursuant to the terms of its contract with the Trust;

(b) Any officer or Trustee of the Trust or officer or director or partner of the Distributor or Adviser or any trustee or fiduciary for the benefit of any of them may at any time, or from time to time, purchase from the Trust or from the Distributor shares issued by the Trust at the price available to the public or to such officer, Trustee, director, partner or fiduciary, no such purchase to be in contravention of any applicable state or federal requirement; and

(c) The Distributor or the Adviser may at any time, or from time to time, purchase for investment shares issued by the Trust.

9.4 Securities and Cash of the Trust to be Held by Custodian Subject to Certain Terms and Conditions.

(a) All securities and cash owned by the Trust shall, as hereinafter pro-vided, be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $2,000,000 aggregate capital, surplus and undivided profits (any such banks or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act. The Trust may, or may permit any Custodian to, deposit all or any part of the securities owned by any class or series of shares of the Trust in a system for the central handling of securities established by a national securities exchange or national secu-rities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by said Commission, including, without limitation, a clearing agency registered under Section 17A of said Securities Exchange Act of 1934, pursuant to which system all securities of any particular class or series of any issue deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry, without physical delivery of such securities.

(b) The Trust shall enter into a written contract with each Custodian re-garding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said con-tract and all amendments thereto shall be approved by the Trustees.

(c) The Trust shall upon the resignation or inability to serve any Custo-dian or upon change of any Custodian:

(i) in case of such resignation or inability to serve, use its best ef-forts to obtain a successor Custodian;

(ii) require that the cash and securities owned by any class or series of shares of the Trust and in the possession of the resigning or disqualified Custodian be delivered directly to the successor Custodian; and

(iii) in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by any class or series of shares of the Trust and in the possession of the resigning or disqualified Custodian otherwise than to a successor Custo-dian, the question whether that class or series shall be liquidated or shall function without a Custodian.

9.5 Limitations on Investment by the Trust in Securities of Any One Is-suer. The Trust may not purchase for its portfolio or for the portfolio of any class or series of the Trust's shares the securities of any issuer if immediately after such purchase the Trust or that class or series would thereupon hold securities representing more than 10% of the voting securi-ties of such issuer as disclosed in the last available financial state-ments of such issuer. This limitation shall not apply to obligations is-sued or guaranteed by the government of the United States of America or to obligations of any corporation organized under a general Act of Congress if such corporation is an instrumentality of the United States. For pur-poses of this limitation, each state and each political subdivision, agency, authority or instrumentality thereof and each multistate agency and authority shall be considered a separate issuer.

9.6 Determination of Net Asset Value. The Trustees or any officer or of-ficers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine at least once daily the net income and the value of all the assets attributable to any class or series of shares of the Trust on each day upon which the New York Stock Exchange is open for unrestricted trading or at such other times as the Trustees shall, consistent with the 1940 Act and the rules of the Commission, des-ignate. In determining asset values, all securities for which representa-tive market quotations are readily available shall be valued at market value and other securities and assets shall be valued at fair value, all as determined in good faith by the Trustees or an officer or officers or agent or agents, as aforesaid, in accordance with accounting principles generally accepted at the time. Notwithstanding the foregoing, the assets belonging to any class or series of shares of the Trust may, if so autho-rized by the Trustees, be valued in accordance with the amortized cost method, subject to the power of the Trustees to alter the method for de-termining asset values. The value of such assets so determined, less total liabilities belonging to that class or series of shares (exclusive of cap-ital stock and surplus) shall be the net asset value until a new asset value is determined by the Trustees or such officers or agents. In deter-mining the net asset value the Trustees or such officers or agents may in-clude in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally ac-cepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as neces-sary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. De-terminations of net asset value made by the Trustees or such officers or agents in good faith shall be binding on all parties concerned. The fore-going sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he would otherwise be subject by reason of willful mis-feasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                ARTICLE 10

                         Amendment to the By-Laws

10.1 General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees.


                                ARTICLE 11

                         Meetings of Shareholders

11.1 Presence through Communications Equipment. Except as required by law, the Shareholders of the Trust may participate in a meeting of Shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Participation by such means shall be pur-suant to reasonable procedures approved by the officers of the Trust in connection with such meeting.